SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 8, 2007

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey		08837

(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   Entry into a Material Definitive Agreement.

On June 8, 2007, Intelligroup Europe Ltd. (“IGE”), a wholly owned subsidiary of Intelligroup, Inc. (the “Company”) and Intelligroup Asia Pvt. Ltd. (“IGA”), a wholly controlled subsidiary of the Company, entered into a series of agreements, as discussed below, with ISG Novasoft Technologies Limited (“Novasoft India”), Novasoft Information Technology (Europe) Ltd. (“Novasoft Europe”) and its parent company, Novasoft Information Technology Corporation (“Novasoft”) to acquire customer contracts, fixed assets and employees, from Novasoft Europe and Novasoft India for an aggregate purchase price of three million three hundred thousand dollars ($3,300,000) and a sales commission of up to two million dollars ($2,000,000) based upon the conversion of existing sales leads within two years of the closing of the transaction.

UK Master Assignment Agreement

On June 8, 2007, IGE entered into an assignment agreement with Novasoft Europe (“UK Assignment Agreement”) pursuant to which Novasoft Europe shall assign to IGE certain customer agreements, employees, fixed assets and lease agreements, as defined in the UK Assignment Agreement, for consideration of one million seven hundred thousand dollars ($1,700,000).  The closing is expected to occur on or about July 15, 2007, but no later than eight (8) weeks following the execution of the UK Assignment Agreement.  The UK Assignment Agreement shall expire in the event the closing does not take place on or prior to eight (8) weeks following the execution of the UK Assignment Agreement.

India Assignment Agreement

On June 8, 2007, IGA entered into an assignment agreement with Novasoft India (“India Assignment Agreement”) pursuant to which Novasoft India shall assign certain customer agreements and employees, as defined in the India Assignment Agreement, for consideration of one hundred thousand dollars ($100,000).  The closing is expected to occur on or about July 15, 2007, but no later than eight (8) weeks following the execution of the India Assignment Agreement.  The India Assignment Agreement shall expire in the event the closing does not take place on or prior to eight (8) weeks following the execution of the India Assignment Agreement.

Non Compete Agreement

On June 8, 2007, IGE and Novasoft entered into a non-compete agreement pursuant to which Novasoft agreed that it shall not, either directly or indirectly or through its subsidiaries, provide information technology consulting services to the customers assigned to IGE under the terms of the UK Master Assignment Agreement for a period of two years following closing.  Novasoft furthered agreed that it shall not directly, indirectly or through its subsidiaries solicit for employment or hire any employees of IGE or IGA for a period of two years following closing.  In exchange, IGE agreed to pay Novasoft upon closing a sum of one million five hundred thousand dollars ($1,500,000).  The closing shall occur on or about the date on which the UK Assignment Agreement and the India Assignment Agreement close.  The Non Compete Agreement shall expire in the event the closing does not take place on or prior to eight (8) weeks following the execution of the Non-Compete Agreement.

Sales Commission Agreement

On June 8, 2007, IGE and Novasoft entered into an agreement for the payment of sales commissions (“Sales Commission Agreement.”)  Under the terms of the Sales Commission Agreement, IGE shall pay Novasoft a commission in the amount of twenty percent (20%) of the Contract Price (as defined in the Sales Commission Agreement) for contracts signed within two years of the closing with a specific set of potential customers, as set forth in Schedule A to the Sales Commission Agreement, provided that in no event shall such commissions exceed two million dollars ($2,000,000).

ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

          Exhibit 10.1 – Master Assignment Agreement between Novasoft Information Technology (Europe) Ltd. and Intelligroup Europe Ltd. dated June 8, 2007.

          Exhibit 10.2 – Master Assignment Agreement between ISG Novasoft Technologies Limited and Intelligroup Asia Pvt. Ltd. dated June 8, 2007.

          Exhibit 10.3 – Non Compete Agreement between Novasoft Information Technology Corporation and Intelligroup Europe Ltd. dated June 8, 2007.

          Exhibit 10.4 – Sales Commission Agreement between Novasoft Information Technology Corporation and Intelligroup Europe Ltd. dated June 8, 2007.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By:	/s/ Alok Bajpai

Name:	Alok Bajpai
Title:	Chief Financial Officer and Treasurer

Date: June 14, 2007